CONTACT:
David W. Fry
Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS FOURTH QUARTER EPS OF $0.22 (CORE EPS OF $0.30); FULL YEAR EPS OF $1.02 (CORE EPS OF $1.07)

LAKE SUCCESS, NY – January 28, 2008 - Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced its financial results for the three months and year ended December 31, 2007.

Net income for the fourth quarter ended December 31, 2007 was $4.3 million, a decrease of $0.7 million, or 14.4%, from the $5.0 million earned in the fourth quarter of 2006. Diluted earnings per share for the fourth quarter was $0.22, a decrease of $0.03, or 12.0%, from the $0.25 earned in the comparable quarter a year ago. Excluding the previously announced $2.6 million, or $0.13 per diluted share, after-tax other-than-temporary impairment charge of the Company’s investments in preferred stocks of Freddie Mac and Fannie Mae, net income for the fourth quarter of 2007 would have been $6.9 million, or $0.35 per diluted share, an increase of $1.9 million, or 38.2%, from the fourth quarter of 2006.

Net income for the year ended December 31, 2007 was $20.2 million, a decrease of $1.5 million, or 6.7%, from the $21.6 million earned in the comparable prior year. Diluted earnings per share for the year ended December 31, 2007 was $1.02, a decrease of $0.12, or 10.5%, from the $1.14 earned in the prior year. Excluding the above mentioned other-than-temporary impairment charge, net income for the year ended December 31, 2007 would have been $22.8 million, or $1.15 per diluted share, an increase of $1.2 million, or 5.4%, from the year ended December 31, 2006.

Core earnings, which exclude the effects of SFAS No. 159 and the other-than-temporary impairment charge, increased to $6.0 million, or $0.30 per diluted share, in the fourth quarter from $5.3 million, or $0.27 per diluted share, in the third quarter. The effect of changes in fair value recorded under SFAS No.159 increased GAAP earnings by $0.05 and $0.02 per diluted share for the fourth quarter and third quarter, respectively. The other-than-temporary impairment charge reduced GAAP earnings by $0.13 per diluted share for the fourth quarter. For a reconciliation of core earnings and core earnings per share to GAAP net income and GAAP earnings per share, please refer to the tables in the section titled Reconciliation of GAAP and Core Earnings.

John R. Buran, President and Chief Executive Officer, stated: “We are pleased with the operating results we are reporting for the fourth quarter. Core earnings per share increased for the third consecutive quarter to $0.30 in the fourth quarter of 2007 from $0.27 in the third quarter of 2007, $0.26 in the second quarter of 2007 and $0.25 in the first quarter of 2007. The strategic initiatives we began in 2006 are contributing to the increase in core earnings, as we transition to a more “commercial-like” bank. We grew commercial business loans by $60.5 million during the year to $127.6 million at December 31, 2007. Our real estate lending business continues to be strong and asset quality remains solid. Our iGObanking.comTM internet branch, with deposits of $133.0 million at December 31, 2007, continues to perform better than planned, and has provided an additional source of funds to fund our loan growth.

“Loan originations and purchases were $180.6 million for the fourth quarter, and a record $759.9 million for the year, as demand for our loan products remained strong. Loans in process were $201.0 million at December 31, 2007, with $35.0 million resulting from new or expanded initiatives within our strategic plan. While non-performing loans increased to $5.9 million at December 31, 2007 from $4.8 million at September 30, 2007, they are only 0.22% of gross loans, as we continue to follow our strict underwriting standards. The Bank does not originate, or hold in portfolio, sub-prime mortgages.

“The Federal Open Market Committee (“FOMC”) began lowering the overnight interest rate in the third quarter of 2007, and had lowered this rate 100 basis points to 4.25% at December 31, 2007. The positively-sloped interest rate curve that returned in the second quarter of this year steepened in the third and fourth quarters as short-term rates declined more than long-term rates declined. We are just now beginning to see the benefit of these interest rate reductions as our interest-bearing liabilities are now repricing downwards.

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Flushing Financial Corporation
January 28, 2008
Page Two

“In summary, we remain pleased with the direction and pace of change in the organization as we move to a more ‘commercial-like’ banking institution. We continue to expand and leverage our strengths in multicultural banking, and mixed-use and multi-family lending, as we remain focused on delivering long-term value to our shareholders.”

Earnings Summary - Three Months Ended December 31, 2007

For the three months ended December 31, 2007, net interest income was $18.2 million, an increase of $1.3 million, or 7.8%, from $16.9 million for the three months ended December 31, 2006. An increase in the average balance of interest-earning assets of $532.3 million, to $3,151.5 million, was partially offset by a decrease in the net interest spread of 22 basis points to 2.11% for the quarter ended December 31, 2007 from 2.33% for the comparable period in 2006. The yield on interest-earning assets increased six basis points to 6.65% for the three months ended December 31, 2007 from 6.59% in the three months ended December 31, 2006. However, this was more than offset by an increase in the cost of funds of 28 basis points to 4.54% for the three months ended December 31, 2007 from 4.26% for the comparable prior year period. The net interest margin decreased 27 basis points to 2.31% for the three months ended December 31, 2007 from 2.58% for the three months ended December 31, 2006. Excluding prepayment penalty income, the net interest margin would have been 2.21% and 2.46% for the three month periods ended December 31, 2007 and 2006, respectively.

The increase in the yield of interest-earning assets is primarily due to an increase of $403.1 million in the average balance of the higher-yielding loan portfolio to $2,676.7 million. The yield on the mortgage loan portfolio was 6.85% for the three months ended December 31, 2007, the same as that for the three months ended December 31, 2006. The average balance of the lower-yielding securities portfolios increased $101.6 million, with the yield increasing 60 basis points to 5.35% in the three months ended December 31, 2007 from 4.75% in the three months ended December 31, 2006. The increase in the average balance of the securities portfolios is the result of several leverage transactions during the second half of 2007 that were completed to increase net interest income.

The increase in the cost of interest-bearing liabilities is primarily attributed to the FOMC increasing overnight rates for seventeen consecutive meetings through June 2006. Although the FOMC had reduced the overnight rate by 100 basis points between September and December 2007, the prior increases resulted in an increase in our cost of funds as new deposits were obtained at average rates higher than the average rate on existing deposits. Certificates of deposit, savings accounts and money market accounts increased 21 basis points, 122 basis points and 23 basis points, respectively, for the three months ended December 31, 2007 compared to the three months ended December 31, 2006, resulting in an increase in the cost of deposits of 34 basis points to 4.38% for the three months ended December 31, 2007 compared to the three months ended December 31, 2006. The cost of borrowed funds also increased nine basis points to 4.98% for the three months ended December 31, 2007 compared to the three months ended December 31, 2006. This was combined with increases in the average balance of certificates of deposit of $87.0 million and borrowed funds of $281.1 million. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $173.0 million.

Net interest income for the fourth quarter of 2007 increased $0.9 million from that reported for the third quarter of 2007, primarily due to a $221.7 million increase in the average balance of interest-earning assets. The net interest margin for the three months ended December 31, 2007 decreased six basis points to 2.31% from 2.37% for the quarter ended September 30, 2007. While the yield on interest-earning assets decreased four basis points during the quarter to 6.65%, the cost of interest-bearing liabilities was unchanged at 4.54%. Excluding prepayment penalty income, the net interest margin would have declined four basis points in the three months ended December 31, 2007 to 2.21% from 2.25% for the three months ended September 30, 2007, and the yield on interest-earning assets would have decreased two basis points.

Non-interest income decreased $2.5 million, or 97.3%, for the three months ended December 31, 2007 to $0.1 million, as compared to $2.6 million for the quarter ended December 31, 2006. Increases of $0.2 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock, $0.2 million in Other Income, and $1.7 million attributed to changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159 were more than offset by the other-than-temporary impairment charge of $4.7 million.

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Flushing Financial Corporation
January 28, 2008
Page Three

Non-interest expense was $12.2 million for the three months ended December 31, 2007, an increase of $0.4 million, or 3.6%, from $11.7 million for the three months ended December 31, 2006. The increase from the comparable prior year period is primarily attributed to increases of: $0.1 million in depreciation primarily due to two additional branch locations, the business banking initiative and the internet banking division, $0.4 million in data processing expense, and $0.4 million in professional services, partially offset by a decrease of $0.6 million in other operating expense. The efficiency ratio was 57.2% and 60.2% for the three month periods ended December 31, 2007 and 2006, respectively.

Net income for the three months ended December 31, 2007 was $4.3 million, a decrease of $0.7 million or 14.4%, as compared to $5.0 million for the three months ended December 31, 2006. Diluted earnings per share was $0.22 for the three months ended December 31, 2007, a decrease of $0.03, or 12.0%, from $0.25 in the three months ended December 31, 2006.

Return on average equity was 7.56% for the three months ended December 31, 2007 compared to 9.36% for the three months ended December 31, 2006. Return on average assets was 0.52% for the three months ended December 31, 2007 compared to 0.72% for the three months ended December 31, 2006.

Earnings Summary - Year Ended December 31, 2007

For the year ended December 31, 2007, net interest income was $70.9 million, an increase of $3.2 million, or 4.8%, from $67.7 million for the year ended December 31, 2006. An increase in the average balance of interest-earning assets of $463.6 million, to $2,901.4 million, was partially offset by a decrease in the net interest spread of 31 basis points to 2.23% for the year ended December 31, 2007 from 2.54% for the year ended December 31, 2006. The yield on interest-earning assets increased 17 basis points to 6.67% for the year ended December 31, 2007 from 6.50% for the year ended December 31, 2006. However, this was more than offset by an increase in the cost of funds of 48 basis points to 4.44% for the year ended December 31, 2007 from 3.96% for the year ended December 31, 2006. The net interest margin decreased 34 basis points to 2.44% for the year ended December 31, 2007 from 2.78% for the year ended December 31, 2006. Excluding prepayment penalty income, the net interest margin would have been 2.32% and 2.63% for the years ended December 31, 2007 and 2006, respectively.

The increase in the yield of interest-earning assets is primarily due to an increase of $451.6 million in the average balance of the higher-yielding loan portfolio to $2,534.3 million. The yield on the mortgage loan portfolio increased six basis points to 6.87% for the year ended December 31, 2007 from 6.81% for the year ended December 31, 2006. This increase is primarily due to the average rate on new loans originated during the past twelve months being above the average rate on the loan portfolio. The average balance of the lower-yielding securities portfolios increased $11.3 million, with the yield increasing 49 basis points to 5.08% for the year ended December 31, 2007 from 4.59% for the year ended December 31, 2006. The increase in the average balance of the securities portfolios is the result of several leverage transactions during the second half of 2007 that were completed to increase net interest income.

The increase in the cost of interest-bearing liabilities is primarily attributed to the FOMC increasing overnight rates for seventeen consecutive meetings through June 2006. Although the FOMC had reduced the overnight rate by 100 basis points between September and December 2007, the prior increases resulted in an increase in our cost of funds as new deposits were obtained at average rates higher than the average rate on existing deposits. Certificates of deposit, savings accounts and money market accounts increased 51 basis points, 92 basis points and 48 basis points, respectively, for the year ended December 31, 2007 compared to the year ended December 31, 2006, resulting in an increase in the cost of deposits of 59 basis points to 4.26% for the year ended December 31, 2007 compared to the year ended December 31, 2006. The cost of borrowed funds also increased 24 basis points to 4.97% for the year ended December 31, 2007 compared to the year ended December 31, 2006. This was combined with increases in the average balance of certificates of deposit of $167.2 million and borrowed funds of $182.5 million. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $118.7 million.

Non-interest income increased $0.5 million, or 4.7%, for the year ended December 31, 2007 to $10.3 million, as compared to $9.8 million for the year ended December 31, 2006. This was primarily attributed to increases of $0.2 million on BOLI due to the purchase of additional BOLI, $1.0 million in dividends received on FHLB-NY stock, $1.1 million in Other Income, and $2.7 million attributed to changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159, which were partially offset by the other-than-temporary impairment charge of $4.7 million.

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Flushing Financial Corporation
January 28, 2008
Page Four

Non-interest expense was $50.1 million for the year ended December 31, 2007, an increase of $7.3 million, or 17.2%, from $42.7 million for the year ended December 31, 2006. The increase from the comparable prior year period is primarily attributed to increases of: $3.2 million in employee salary and benefit expenses related to additional employees for the additional branches, business banking initiative and the internet banking division, $1.0 million in occupancy and equipment costs primarily related to increased rental expense, $0.8 million in depreciation primarily due to additional locations, $1.1 million in professional services, $1.0 million in data processing expense, and $0.3 million in other operating expenses primarily related to the additional branches and employees. The efficiency ratio was 60.2% and 55.2% for the years ended December 31, 2007 and 2006, respectively.

Net income for the year ended December 31, 2007 was $20.2 million, a decrease of $1.5 million or 6.7%, as compared to $21.6 million for the year ended December 31, 2006. Diluted earnings per share was $1.02 for the year ended December 31, 2007, a decrease of $0.12, or 10.5%, from $1.14 in the year ended December 31, 2006.

Return on average equity was 9.15% for the year ended December 31, 2007 compared to 11.14% for the year ended December 31, 2006. Return on average assets was 0.66% for the year ended December 31, 2007 compared to 0.84% for the year ended December 31, 2006.

Balance Sheet Summary

Effective January 1, 2007, the Company elected the early adoption of SFAS No. 157 and 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Upon adoption, the Company selected the fair value measurement option for various pre-existing financial assets and financial liabilities, including mortgage-backed securities with a fair value of $139.4 million, mutual funds with a fair value of $20.6 million, common stock with a fair value of $0.6 million, FHLB borrowings with a fair value of $98.8 million, and junior subordinated debt (commonly known as trust preferred securities) with a fair value of $21.3 million. On a going-forward basis, the Company currently plans to carry the financial assets and financial liabilities which will replace the above noted items at fair value, and will evaluate other purchases of investments and acquisition of new debt to determine if they should be carried at cost or fair value. The initial fair value measurement of these items resulted in a reduction of stockholders’ equity of $2.2 million as of January 1, 2007. This one-time charge is comprised of a $5.8 million cumulative-effect adjustment, net of tax, recorded as a reduction of retained earnings, partially offset by a $3.6 million reduction in accumulated other comprehensive loss related to the election of the fair value option for certain securities available for sale. The Bank’s regulatory capital was reduced $5.4 million as of January 1, 2007 as a result of the adoption of SFAS No. 159. The Bank remains well-capitalized under regulatory capital requirements after the adoption of SFAS No. 159. During the year ended December 31, 2007, the Company elected to measure at fair value junior subordinated debt (commonly know as trust preferred securities) with a face amount of $41.2 million that was issued during June 2007, and $20.6 million that was issued in July 2007. The Company also elected to measure at fair value securities that were purchased during the year ended December 31, 2007 at a cost of $21.4 million.

At December 31, 2007, total assets were $3,354.5 million, an increase of $518.0 million, or 18.3%, from $2,836.5 million at December 31, 2006. Total loans, net increased $377.4 million, or 16.2%, during the year ended December 31, 2007 to $2,702.1 million from $2,324.7 million at December 31, 2006. At December 31, 2007, loans in process totaled $201.0 million, compared to $291.9 million at December 31, 2006.

The following table shows loan originations and purchases for the periods indicated.

	For the three months ended December 31,		For the year ended December 31,

(In thousands)	2007	2006	2007	2006

Multi-family residential	$64,111	$63,925	$231,342	$166,744
Commercial real estate	31,029	40,522	168,342	153,891
One-to-four family – mixed-use property	30,176	39,845	159,331	154,456
One-to-four family – residential	10,117	5,045	37,225	13,911
Construction	18,853	15,386	56,626	75,087
Commercial business and other loans	26,336	15,973	107,033	71,494

Total	$180,622	$180,696	$759,899	$635,583

Loan purchases included in the table above totaled $2.5 million for the three months ended December 31, 2007. There were no loan purchases for the three months ended December 31, 2006. There were $11.6 million and $5.1 million in loan purchases for the years ended December 31, 2007 and 2006, respectively. Loans acquired on June 30, 2006 in the purchase of Atlantic Liberty are excluded from the table above.

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Flushing Financial Corporation
January 28, 2008
Page Five

As the Bank continues to increase its loan portfolio, management continues to adhere to the Bank’s strict underwriting standards. As a result, the Bank has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $5.9 million at December 31, 2007 compared to $3.1 million at December 31, 2006. Total non-performing assets as a percentage of total assets was 0.18% at December 31, 2007 compared to 0.11% at December 31, 2006. The ratio of allowance for loan losses to total non-performing loans was 112.6% at December 31, 2007, compared to 225.7% at December 31, 2006.

During the year ended December 31, 2007, mortgage-backed securities increased $73.9 million to $362.7 million, while other securities increased $35.6 million to $77.4 million. During September 2007, as a result of the widening spreads seen in the financial markets, the Bank purchased $78.0 million of mortgage-backed securities and $26.1 million of other securities in a series of transactions that were financed with borrowings. During the fourth quarter of 2007, the Bank purchased $34.1 million of mortgage-backed securities and $22.2 million of other securities in a series of transactions that were financed with borrowings. The spread, on a tax adjusted basis, between the securities purchased and the borrowings incurred is approximately 200 basis points. While these transactions will reduce the net interest margin, they will increase net interest income. Principal repayments on the securities portfolio during the year ended December 31, 2007 were reinvested in higher yielding loans. Other securities primarily consist of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

Total liabilities were $3,120.9 million at December 31, 2007, an increase of $502.8 million, or 19.2%, from December 31, 2006. During the year ended December 31, 2007, due to depositors increased $258.6 million to $2,003.0 million, primarily as a result of an increase of $64.4 million in certificates of deposit, of which $55.9 million were new brokered deposits, while core deposits increased $194.1 million. Borrowed funds increased $240.1 million, primarily due to the funds borrowed to purchase the securities noted above. During the third quarter of 2007, the Company issued junior subordinated debt with a face amount of $20.6 million, and called junior subordinated debt with a face amount of $20.6 million that was issued in 2002. This is in addition to the second quarter issuance of junior subordinated debt with a face amount of $41.2 million. The $61.8 million of junior subordinated debt was issued with a weighted average fixed rate of interest for the first five years of 6.96%, and then adjusts quarterly at a weighted average rate equal to three month LIBOR plus 142 basis points. The junior subordinated debt that was called in July adjusted quarterly at a rate equal to three month LIBOR plus 365 basis points. In July 2007, the Company used $30.0 million of the funds obtained from issuing this debt to increase its investment in the Bank, thereby increasing the Bank’s regulatory capital to support further asset growth. In addition, mortgagors’ escrow deposits increased $2.7 million during the year ended December 31, 2007.

Total stockholders’ equity increased $15.2 million, or 7.0%, to $233.7 million at December 31, 2007 from $218.4 million at December 31, 2006. Net income of $20.2 million for the year ended December 31, 2007 was partially offset by $0.6 million in treasury shares purchased through the Company’s stock repurchase program, a $2.2 million charge related to the adoption of SFAS No. 159, and $9.4 million of cash dividends declared and paid during the year ended December 31, 2007. The exercise of stock options increased stockholders’ equity by $1.8 million, including the income tax benefit realized by the Company upon the exercise of the options. An adjustment to the purchase price of Atlantic Liberty Financial Corporation, related to stock options, increased stockholders’ equity by $1.3 million. Goodwill was also increased $1.3 million for this adjustment. Book value per share was $10.96 at December 31, 2007 compared to $10.34 per share at December 31, 2006.

Under its current stock repurchase program, the Company repurchased 38,000 shares during the year ended December 31, 2007, at a total cost of $0.6 million, or an average of $16.52 per share. At December 31, 2007, 362,050 shares remain to be repurchased under the current stock repurchase program. Through December 31, 2007, the Company had repurchased approximately 48% of the common shares issued in connection with the Company’s initial public offering at a cost of $118.6 million.

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Flushing Financial Corporation
January 28, 2008
Page Six

Reconciliation of GAAP and Core Earnings

Although core earnings are not a measure of performance calculated in accordance with GAAP, the Company believes that its core earnings are an important indication of performance through ongoing operations. The Company believes that core earnings are useful to management and investors in evaluating its ongoing operating performance, and in comparing its performance with other companies in the banking industry, particularly those that have not adopted SFAS No. 159. Core earnings should not be considered in isolation or as a substitute for GAAP earnings. The Company calculated core earnings by subtracting the other-than-temporary impairment charge and the fair value gain recorded under SFAS No.159. The Company adopted SFAS No. 159 effective January 1, 2007.

	Three Months Ended				Year Ended

	March 31, 2007	June 30, 2007	Sept. 30, 2007	Dec. 31, 2007	Dec. 31, 2007

	(In thousands, except per share data)

GAAP net income	$5,386	$4,781	$5,727	$4,291	$20,185
Net (gain) loss under SFAS No. 159, net of tax	(449)	354	(441)	(964)	(1,500)
Other-than-temporary impairment charge, net of tax	—	—	—	2,632	2,632

Core net income	$4,937	$5,135	$5,286	$5,959	$21,317

GAAP net income	$0.27	$0.24	$0.29	$0.22	$1.02
Net (gain) loss under SFAS No. 159, charge, net of tax	(0.02)	0.02	(0.02)	(0.05)	(0.08)
Other-than-temporary impairment charge, net of tax	—	—	—	0.13	0.13

Core net income	$0.25	$0.26	$0.27	$0.30	$1.07

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through fourteen banking offices located in Queens, Brooklyn, Manhattan and Nassau County, and its internet banking division, “iGObanking.comTM”.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingsavings.com.

- Statistical Tables Follow -

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Flushing Financial Corporation	January 28, 2008– Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)	December 31, 2007	December 31, 2006

	(Unaudited)
ASSETS
Cash and due from banks	$36,148	$29,251
Securities available for sale:
Mortgage-backed securities	362,729	288,851
Other securities	77,371	41,736
Loans:
Multi-family residential	964,455	870,912
Commercial real estate	623,368	519,552
One-to-four family— mixed-use property	686,921	588,092
One-to-four family— residential	161,666	161,889
Co-operative apartments	7,070	8,059
Construction	122,220	104,488
Small Business Administration	18,922	17,521
Commercial business and other	110,046	50,899
Net unamortized premiums and unearned loan fees	14,083	10,393
Allowance for loan losses	(6,633)	(7,057)

Net loans	2,702,118	2,324,748
Interest and dividends receivable	15,768	13,332
Bank premises and equipment, net	23,936	23,042
Federal Home Loan Bank of New York stock	42,669	36,160
Bank owned life insurance	52,260	40,516
Goodwill	16,127	14,818
Core deposit intangible	2,810	3,279
Other assets	22,583	20,788

Total assets	$3,354,519	$2,836,521

LIABILITIES
Due to depositors:
Non-interest bearing	$69,299	$80,061
Interest-bearing:
Certificate of deposit accounts	1,167,399	1,102,976
Savings accounts	354,746	262,980
Money market accounts	340,694	251,197
NOW accounts	70,817	47,181

Total interest-bearing deposits	1,933,656	1,664,334
Mortgagors’ escrow deposits	22,492	19,755
Borrowed funds	1,072,551	832,413
Other liabilities	22,867	21,543

Total liabilities	3,120,865	2,618,106

STOCKHOLDERS’ EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 21,321,564 shares issued and outstanding at December 31, 2007; 21,165,052 shares issued, and 21,131,274 shares outstanding, at December 31, 2006)	213	212
Additional paid-in capital	74,861	71,079
Treasury stock (none and 33,778 shares at December 31, 2007 and 2006, respectively)	—	(592)
Unearned compensation	(2,110)	(2,897)
Retained earnings	161,598	156,879
Accumulated other comprehensive loss, net of taxes	(908)	(6,266)

Total stockholders’ equity	233,654	218,415

Total liabilities and stockholders’ equity	$3,354,519	$2,836,521

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Flushing Financial Corporation	January 28, 2008 – Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,

(Dollars in thousands, except per share data)	2007	2006	2007	2006

Interest and dividend income
Interest and fees on loans	$46,117	$39,053	$174,987	$142,090
Interest and dividends on securities:
Interest	5,107	3,961	16,687	15,302
Dividends	810	83	1,181	320
Other interest income	370	56	707	672

Total interest and dividend income	52,404	43,153	193,562	158,384

Interest expense
Deposits	21,166	16,898	78,017	56,857
Other interest expense	13,011	9,351	44,607	33,823

Total interest expense	34,177	26,249	122,624	90,680

Net interest income	18,227	16,904	70,938	67,704
Provision for loan losses	—	—	—	—

Net interest income after provision for loan losses	18,227	16,904	70,938	67,704

Non-interest income
Loan fee income	677	793	3,171	2,938
Banking services fee income	429	366	1,566	1,462
Net gain on sale of loans held for sale	20	32	270	550
Net gain on sale of loans	187	82	430	182
Other-than-temporary impairment charge on securities	(4,710)	—	(4,710)	—
Net gain on sale of securities	—	—	—	81
Net gain from fair value adjustments	1,725	—	2,685	—
Federal Home Loan Bank of New York stock dividends	735	501	2,654	1,695
Bank owned life insurance	448	441	1,743	1,553
Other income	558	402	2,444	1,334

Total non-interest income	69	2,617	10,253	9,795

Non-interest expense
Salaries and employee benefits	5,418	5,471	23,564	20,356
Occupancy and equipment	1,659	1,592	6,527	5,542
Professional services	1,698	1,271	5,220	4,170
Data processing	1,033	616	3,605	2,591
Depreciation and amortization	623	485	2,417	1,655
Other operating expenses	1,737	2,312	8,743	8,428

Total non-interest expense	12,168	11,747	50,076	42,742

Income before income taxes	6,128	7,774	31,115	34,757

Provision for income taxes
Federal	1,652	2,351	9,272	10,729
State and local	185	413	1,658	2,389

Total taxes	1,837	2,764	10,930	13,118

Net income	$4,291	$5,010	$20,185	$21,639

Basic earnings per share	$0.22	$0.26	$1.03	$1.16
Diluted earnings per share	$0.22	$0.25	$1.02	$1.14
Dividends per share	$0.12	$0.11	$0.48	$0.44

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Flushing Financial Corporation	January 28, 2008 – Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	At or for the three months ended December 31,				At or for the year ended December 31,

	2007		2006		2007		2006

Per Share Data
Basic earnings per share	$0.22		$0.26		$1.03		$1.16
Diluted earnings per share	$0.22		$0.25		$1.02		$1.14
Average number of shares outstanding for:
Basic earnings per share computation	19,721,998		19,499,896		19,624,965		18,639,265
Diluted earnings per share computation	19,930,865		19,783,485		19,861,491		18,932,242
Book value per share (based on 21,321,564 and 21,131,274 shares outstanding at December 31, 2007 and 2006, respectively)	$10.96		$10.34		$10.96		$10.34

Average Balances
Total loans, net	$2,676,660		$2,273,606		$2,534,250		$2,082,645
Total interest-earning assets	3,151,483		2,619,214		2,901,435		2,437,818
Total assets	3,323,689		2,767,937		3,066,401		2,563,724
Total due to depositors	1,931,553		1,671,469		1,831,394		1,545,553
Total interest-bearing liabilities	3,011,371		2,466,880		2,761,618		2,290,152
Stockholders’ equity	227,078		214,175		220,607		194,236

Performance Ratios (1)
Return on average assets	0.52%		0.72%		0.66%		0.84%
Return on average equity	7.56		9.36		9.15		11.14
Yield on average interest-earning assets	6.65		6.59		6.67		6.50
Cost of average interest-bearing liabilities	4.54		4.26		4.44		3.96
Interest rate spread during period	2.11		2.33		2.23		2.54
Net interest margin	2.31		2.58		2.44		2.78
Non-interest expense to average assets	1.46		1.70		1.63		1.67
Efficiency ratio	57.18		60.18		60.20		55.21
Average interest-earning assets to average interest-bearing liabilities	1.05	X	1.06	X	1.05	X	1.06	X

(1)	Ratios for the quarters ended December 31, 2007 and 2006 are presented on an annualized basis.

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Flushing Financial Corporation	January 28, 2008 – Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	At or for the year ended December 31, 2007	At or for the year ended December 31, 2006

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.28%	6.91%
Leverage and core capital (minimum requirement = 3%)	7.28	6.91
Total risk-based capital (minimum requirement = 8%)	11.06	10.99

Capital ratios:
Average equity to average assets	7.19%	7.58%
Equity to total assets	6.97	7.70

Asset quality:
Non-performing loans	$5,893	$3,126
Non-performing assets	5,893	3,126
Net charge-offs	424	81

Asset quality ratios:
Non-performing loans to gross loans	0.22%	0.13%
Non-performing assets to total assets	0.18	0.11
Allowance for loan losses to gross loans	0.25	0.30
Allowance for loan losses to non-performing assets	112.57	225.72
Allowance for loan losses to non-performing loans	112.57	225.72

Full-service customer facilities	14	12

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Flushing Financial Corporation	January 28, 2008 – Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the three months ended December 31,

	2007				2006

	Average Balance	Interest	Yield/ Cost		Average Balance	Interest	Yield/ Cost

Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,556,546	$43,811	6.85%		$2,210,587	$37,847	6.85%
Other loans, net (1)	120,114	2,306	7.68		63,019	1,206	7.65

Total loans, net	2,676,660	46,117	6.89		2,273,606	39,053	6.87

Mortgage-backed securities	363,215	4,697	5.17		302,956	3,577	4.72
Other securities	79,156	1,220	6.17		37,786	467	4.94

Total securities	442,371	5,917	5.35		340,742	4,044	4.75

Interest-earning deposits and federal funds sold	32,452	370	4.56		4,866	56	4.60

Total interest-earning assets	3,151,483	52,404	6.65		2,619,214	43,153	6.59

Other assets	172,206				148,723

Total assets	$3,323,689				$2,767,937

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$349,158	2,482	2.84		$263,997	1,067	1.62
NOW accounts	65,666	350	2.13		45,550	51	0.45
Money market accounts	334,946	3,654	4.36		267,179	2,756	4.13
Certificate of deposit accounts	1,181,783	14,664	4.96		1,094,743	13,006	4.75

Total due to depositors	1,931,553	21,150	4.38		1,671,469	16,880	4.04
Mortgagors’ escrow accounts	33,976	16	0.19		30,646	18	0.23

Total deposits	1,965,529	21,166	4.31		1,702,115	16,898	3.97
Borrowed funds	1,045,842	13,011	4.98		764,765	9,351	4.89

Total interest-bearing liabilities	3,011,371	34,177	4.54		2,466,880	26,249	4.26

Non interest-bearing deposits	65,757				65,514
Other liabilities	19,483				21,368

Total liabilities	3,096,611				2,553,762
Equity	227,078				214,175

Total liabilities and equity	$3,323,689				$2,767,937

Net interest income / net interest rate spread		$18,227	2.11%			$16,904	2.33%

Net interest-earning assets / net interest margin	$140,112		2.31%		$152,334		2.58%

Ratio of interest-earning assets to interest-bearing liabilities			1.05	X			1.06	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.9 million and $0.9 million for the three-month periods ended December 31, 2007 and 2006, respectively.

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Flushing Financial Corporation	January 31, 2008 – Page Twelve

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the year ended December 31,

	2007				2006

	Average Balance	Interest	Yield/ Cost		Average Balance	Interest	Yield/ Cost

Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,438,479	$167,537	6.87%		$2,035,145	$138,524	6.81%
Other loans, net (1)	95,771	7,450	7.78		47,500	3,566	7.51

Total loans, net	2,534,250	174,987	6.90		2,082,645	142,090	6.82

Mortgage-backed securities	300,196	14,945	4.98		302,527	13,865	4.58
Other securities	51,767	2,923	5.65		38,113	1,757	4.61

Total securities	351,963	17,868	5.08		340,640	15,622	4.59

Interest-earning deposits and federal funds sold	15,222	707	4.64		14,533	672	4.62

Total interest-earning assets	2,901,435	193,562	6.67		2,437,818	158,384	6.50

Other assets	164,966				125,906

Total assets	$3,066,401				$2,563,724

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$310,457	7,574	2.44		$265,421	4,031	1.52
NOW accounts	57,915	913	1.58		43,052	202	0.47
Money market accounts	294,402	12,425	4.22		235,642	8,804	3.74
Certificate of deposit accounts	1,168,620	57,029	4.88		1,001,438	43,757	4.37

Total due to depositors	1,831,394	77,941	4.26		1,545,553	56,794	3.67
Mortgagors’ escrow accounts	32,403	76	0.23		29,275	63	0.22

Total deposits	1,863,797	78,017	4.19		1,574,828	56,857	3.61
Borrowed funds	897,821	44,607	4.97		715,324	33,823	4.73

Total interest-bearing liabilities	2,761,618	122,624	4.44		2,290,152	90,680	3.96

Non interest-bearing deposits	65,508				60,991
Other liabilities	18,668				18,345

Total liabilities	2,845,794				2,369,488
Equity	220,607				194,236

Total liabilities and equity	$3,066,401				$2,563,724

Net interest income / net interest rate spread		$70,938	2.23%			$67,704	2.54%

Net interest-earning assets / net interest margin	$139,817		2.44%		$147,666		2.78%

Ratio of interest-earning assets to interest-bearing liabilities			1.05	X			1.06	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $3.7 million and $3.8 million for the years ended December 31, 2007 and 2006, respectively.

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